Exhibit 107

Calculation of Filing Fee Tables

S-8

(Form Type)

SCIENCE 37 HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock reserved for issuance pursuant to the Science 37 Holdings, Inc. 2021 Incentive Award Plan	457(c)	18,795,633(2)	$8.70(5)	$163,522,007.10(5)	$0.0000927	$15,158.49
Equity	Common Stock reserved for issuance pursuant the Science 37 Holdings, Inc. 2021 Employee Stock Purchase Plan	457(c)	5,072,818(3)	$8.70(5)	$44,133,516.60(5)	$0.0000927	$4,091.18
Equity	Common Stock reserved for issuance pursuant the Science 37, Inc. 2015 Stock Plan	457(h)	15,115,631(4)	$2.17(6)	$32,800,919.27(6)	$0.0000927	$3,040.65
Total Offering Amounts					$240,456,442.97		$22,290.32
Total Fee Offsets							N/A
Net Fee Due							$22,290.32

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (“Registration Statement”) also covers any additional number of shares of common stock, $0.0001 par value per share (“Common Stock”), of Science 37 Holdings, Inc. (the “Company”) that become issuable under the Science 37 Holdings, Inc. 2021 Incentive Award Plan (“2021 Plan”), the Science 37 Holdings, Inc. 2021 Employee Stock Purchase Plan (“ESPP”) and the Science 37, Inc. 2015 Stock Option Plan (the “2015 Plan”) by reason of any stock splits, stock dividends or other distribution, recapitalization or similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2) Represents shares of Common Stock available for future issuance under the 2021 Plan as of the date of this Registration Statement.

(3) Represents shares of Common Stock available for future issuance under the ESPP as of the date of this Registration Statement.

(4) Represents shares of Common Stock underlying stock option and restricted stock unit awards outstanding under the 2015 Plan, as assumed by the registrant, that may forfeit or lapse unexercised under such plan and become available for issuance under the 2021 Plan.

(5) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based on the average of the high and low sales price per share of Common Stock on The Nasdaq Stock Market LLC on February 8, 2022.

(6) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act and based on the weighted-average exercise price of stock option awards outstanding under the 2015 Plan as of the date of this Registration Statement.